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                                                                 Exhibit 10.32

                                                                [EXECUTION COPY]

                    NAI DIRECT, INC. SHAREHOLDERS' AGREEMENT

         Shareholders' Agreement made this 23rd day of September, 1999, by and among Real Quest, Inc., a New Jersey corporation ("RQ"), Gerald C. Finn, Jeffrey Finn, any other individual identified as a Shareholder on the signature pages hereto (each a "SHAREHOLDER", and collectively the "SHAREHOLDERS"), and NAI Direct, Inc., a Delaware corporation ("NAI DIRECT").

                                   BACKGROUND

         NAI Direct is engaged or to be engaged in the business of developing, owning and operating a commercial real estate internet web site. RQ owns 80% of the common stock in NAI Direct. The Shareholders own, or have a contractual right to obtain, common stock in NAI Direct. RQ and Shareholders are sometimes referred to herein collectively as the "PARTIES".

         New America Network, Inc. ("NAI") is a Delaware Corporation engaged in the business of providing commercial real estate services. WorldWide Web NetworX, Inc. ("WWWX") is a Delaware Corporation engaged in the business of developing internet applications. Simultaneously with the execution of this Agreement, NAI and WWWX have entered into a Share Exchange Agreement pursuant to which WWWX is acquiring 80% of the outstanding equity interest in RQ from NAI in exchange for 1,500,000 shares of WWWX common stock, a Real Quest, Inc. Shareholders' Agreement (the "REAL QUEST SHAREHOLDERS' AGREEMENT") and various other related documents.

1. OWNERSHIP OF SHARES

     1.1 NAI Direct will issue to RQ common stock representing no less than 80% of the equity interest in NAI Direct; NAI Direct will issue to officers and/or employees of NAI Direct, or others, common stock representing an aggregate of up to 20% of the equity interest in NAI Direct.
          Notwithstanding the provisions of SECTION 6.6, NAI Direct may grant, sell or offer to sell shares of its common stock or rights to purchase shares of its common stock to such employees or others as designated by the Compensation Committee of the Board of Directors in an aggregate amount, including the shares held by the Shareholders listed above, not to exceed 20% of the equity interest in NAI Direct. The initial members of the Compensation Committee of the Board of Directors will be Gerald C. Finn and Jeffrey Finn.

     1.2 The shareholders of NAI Direct may be diluted by future equity investors at the discretion of NAI Direct's then current Board of Directors.

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2. TRANSFER OF SHARES

     2.1 Except as provided herein, for a period of 18 months from the date of this Agreement, no Party to this Agreement may sell any portion of its equity interest in NAI Direct without the written consent of the other Parties.

     2.2 Any Shareholder may transfer shares to any spouse or issue of a Shareholder or a trust, corporation, limited liability company or partnership controlled by, or for the benefit of, such Shareholder or any spouse or issue of a Shareholder, subject to SECTION 7.8; PROVIDED THAT the transferee will be subject to all the terms and conditions of this Agreement in the same manner and to the same extent as the transferring Shareholder had the transfer not occurred. By means of example only, and of no limiting effect, if a Shareholder who had transferred shares under this SECTION 2.2 subsequently leaves the employ of NAI or NAI Direct, the repurchase rights set forth in SECTIONS 3.1 AND 3.2 shall be applicable to the transferred shares.

     2.3 In the event any Shareholder (a "SELLING SHAREHOLDER") receives a bona fide offer to purchase his or her shares from an independent third party, Selling Shareholder shall give NAI Direct notice of such an offer and provide NAI Direct a copy thereof. NAI Direct shall have the option to elect within 10 days following such notice to purchase Selling Shareholder's shares under the same terms and conditions as the offer. In the event NAI Direct does not exercise its option to purchase, it shall give all other Shareholders notice of the offer, and the other Shareholders who are officers or employees of NAI Direct shall have the option to purchase Selling Shareholder's shares under the same terms and conditions as the offer, such option to be exercised within 10 days following the expiration of NAI Direct's option period. If Selling Shareholder's shares are purchased by more than one Shareholder, they may be divided among the purchasers as the purchasers may agree, or absent any agreement to the contrary, in proportion to each purchaser's respective interest in NAI Direct prior to such purchase from Selling Shareholder.

     2.4 In the event RQ receives an offer for all or substantially all of its shares in NAI Direct, RQ shall give prompt notice to Shareholders of such offer and the terms thereof, and shall provide Shareholders with a copy of any such offer. Each Shareholder shall have the option to give notice (a "TAG-ALONG NOTICE"), not later than 10 days prior to the closing of the sale by RQ pursuant to which the Shareholders, or any of them, may require RQ to give notice to the purchaser that as part of the same transaction and as a condition thereto, the Shareholders' shares shall be purchased for the same consideration and otherwise on the same terms and conditions upon which RQ will sell its shares to purchaser. If the purchaser does not wish to purchase a greater interest in NAI Direct than contained in its offer to RQ, then such purchaser must purchase such interest on a

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          pro rata basis in relation to each Shareholder's interest in NAI
          Direct from RQ and the Shareholders sending a Tag-Along Notice. In the event purchaser does not purchase the Shareholders' shares as identified in the Tag-Along Notice(s) in accordance with this SECTION 2.4, any purported sale by RQ of its NAI Direct shares shall be voidable at the sole option of the Shareholder(s) sending a Tag-Along Notice.

     2.5 Nothing contained herein shall prevent a Shareholder from selling or otherwise transferring shares to another Shareholder who is an officer or employee of NAI Direct, free and clear of the restrictions set forth in this ARTICLE 2, but subject to the provisions of SECTION 7.9.

3. REPURCHASE OF SHARES BY NAI DIRECT

     3.1 In the event a Group B Shareholder is no longer employed by NAI or NAI Direct, NAI Direct shall have the option for 30 days following the Group B Shareholder's last day of employment by NAI or NAI Direct to elect to repurchase the Group B Shareholder's shares for $.10 per share if the repurchase occurs before October 1, 2002, or for $.15 per share if the repurchase occurs between October 1, 2002 and September 30, 2004. The option granted by this SECTION 3.1 will not apply after September 30, 2004. "GROUP A SHAREHOLDERS" are all shareholders other than RQ who own 2% or more of the equity interest in NAI Direct as of October 31, 1999. All shareholders other than RQ who are not Group A Shareholders are "GROUP B SHAREHOLDERS".

     3.2 In the event NAI Direct does not exercise its option to repurchase the shares pursuant to SECTION 3.1, the Group A Shareholder(s) who remain employee(s) of NAI Direct shall have an option to purchase the shares at the price per share set forth in SECTION 3.1, provided that any shares so purchased shall be purchased subject to the terms of this Shareholders' Agreement. If the shares are purchased by more than one person, they may be divided among such purchasers as the purchasers may agree, or absent any agreement to the contrary, in proportion to each purchaser's respective interest in NAI Direct prior to such purchase.

     3.3 If there is a default and subsequent termination under the Real Quest Shareholders' Agreement, the Board of Directors of NAI Direct will authorize NAI Direct to repurchase all Shareholders' shares at par value and all Shareholders hereby agree to tender their shares to NAI Direct for that amount.

     3.4 In the event of the death of any Shareholder, upon the request of the deceased Shareholder's estate or personal representative, NAI Direct shall repurchase the deceased Shareholder's shares from the Shareholder's estate at their fair market value as determined in the reasonable discretion of the Board of Directors of NAI Direct within 90 days of such Shareholder's death, unless the provisions of SECTION
          3.7 apply, NAI Direct shall not be required to repurchase a deceased

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          Shareholder's shares if doing so would, in the reasonable judgement of the Board of Directors, jeopardize the financial integrity or successful operation of NAI Direct. However, NAI Direct shall, in any case, purchase such shares necessary to provide the deceased Shareholder's estate sufficient funds to pay any estate tax associated with the deceased Shareholder's shares. The amount of the purchase price of either all of the deceased Shareholder's shares or the portion purchased to pay estate tax is called the "BUYOUT PRICE".

     3.5 NAI Direct may purchase life insurance on its officers and employees in amounts sufficient to provide for the repurchase called for by this
          ARTICLE 3 or in lesser amount as may be reasonably commercially available. If NAI Direct does carry key employee or other life insurance on any officer or employee, the proceeds of such insurance shall be used first for the repurchase called for by this ARTICLE 3.

     3.6 NAI Direct shall pay to the decedent's estate proceeds received from any life insurance policy on the life of the decedent in payment of the Buyout Price. The total amount of any insurance proceeds to be paid to the decedent's estate pursuant to this SECTION 3.6 shall not exceed the Buyout Price for such shares.

               (a) In the event that the proceeds of life insurance policies shall be insufficient to pay the Buyout Price for such shares, NAI Direct shall deliver to the legal representative of the decedent a
          Note in the amount of the Buyout Price less any proceeds of life insurance policies paid pursuant to subparagraph (a) and other cash payment by NAI Direct, and payable to the decedent's estate in equal consecutive monthly installments over as short a period as the Board of Directors may reasonably determine.

               (b) The term "NOTE" shall mean a negotiable promissory note in the principal amount of the Buyout Price les any amount paid in cash. The principal amount payable will bear interest at the minimum rate necessary to avoid the imputation of interest under the Internal Revenue Code of 1986, as amended, and any regulations thereunder. The Note shall be paid in equal consecutive monthly installments of principal and interest during the term of the Note, beginning no later than 30 days after the date of repurchase. The Note shall provide that the unpaid balance of the Note shall become due and payable immediately in the event of (a) the sale of all or substantially all of the assets of NAI Direct; (b) the dissolution or liquidation of NAI Direct; (c) the filing of a petition in bankruptcy or an assignment for the benefit of creditors with respect to NAI Direct, or the appointment of a receiver, custodian, or other trustee or fiduciary to take charge of all or any part of the assets of NAI Direct; and (d) the sale by the remaining shareholders of more than 50% of the shares which they own collectively as of the date of death to any person or entity other than NAI Direct. The Note shall further provide that in the event of a default thereunder, the entire unpaid amount shall be due and payable at the election of the holder of the Note on 10 days prior written notice, unless such default is cured within such 10 day period. NAI Direct may prepay any portion of the amount remaining on the Note at any time prior to

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          the maturity of the Note, without penalty. Upon payment, the Note shall be returned to NAI Direct marked "Paid in Full" by the payee.

     3.7 In the event of the death of any Shareholder and there is a recognized, publicly-traded market for the Shareholder's shares in which the deceased Shareholder's shares may be sold, NAI Direct will have the right but no obligation, within 90 days of Shareholder's death, to repurchase any portion of the deceased Shareholder's shares at the market price. If NAI Direct does not elect to repurchase the deceased Shareholder's shares or any portion thereof, the shares may be sold in the public market, free of any restrictions under this Agreement.

4. PROPRIETARY INFORMATION

     4.1 The Parties to this Agreement have been or may be exposed to patents, software, trade secrets, financial information, vendor and supplier lists, personnel policies, methods of doing business, and other confidential business information (the "PROPRIETARY INFORMATION"). Each Party agrees to keep such Proprietary Information confidential. Each Party agrees not to use or disclose such Proprietary Information, except in furtherance of the business of WWWX, NAI, RQ or NAI Direct. The Parties acknowledge that improper disclosure of use will cause NAI Direct or the other Shareholder(s) irreparable harm, and that the appropriate Parties are entitled to injunctive relief for any breach, as well as an action for monetary damages for any loss.

5. RESTRICTIVE COVENANT

     5.1 During the term of this Agreement and for a period of 2 years after a Party ceases to be a Shareholder such Party agrees to refrain from becoming a Shareholder in, or consultant, employee, officer, director, owner, or partner of, or in any other manner becoming connected with, a business that competes with the business of NAI Direct. Nothing contained herein shall prevent any Party from engaging or participating in any internet based commercial real estate enterprise so long as such enterprise does not compete with NAI Direct in any of its principal activities

     5.2 This covenant may be assigned by a Party to any entity in which the stock and/or assets of NAI Direct are transferred or to which there is a merger of NAI Direct or to any other successor corporation.

     5.3 The Parties acknowledge that a violation of this covenant will cause NAI Direct and the other Parties irreparable harm, and that NAI Direct is entitled to injunctive relief for any breach, as well as an action for monetary damages for any loss.

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     5.4  In the event of a violation of the terms of ARTICLES 4 OR 5 of this
          Agreement, the violating parties shall be liable to the damaged party for reasonable attorneys fees, expert fees and court costs.

6. MANAGEMENT OF NAI DIRECT

     6.1 The Board of Directors of NAI Direct will consist of five Directors, with two Directors to be designated by NAI and two Directors to be designated by WWWX. The fifth Director will be selected by agreement of NAI and WWWX and will serve until his or her successor is elected and qualified.

     6.2 The Board of Directors of NAI Direct shall meet no less frequently than every two months or as may be determined by the Board or reflected in NAI Direct's By-laws.

     6.3 Gerald C. Finn will be the initial Chief Executive Officer of NAI Direct; Jeffrey Finn will be the initial President of NAI Direct. Other initial officers will be elected by the Board of Directors of NAI Direct.

     6.4 Except as otherwise contemplated by or discussed in this Agreement, the following actions by NAI Direct will require approval of the Board of Directors of NAI Direct:

          (1) Amend, alter or repeal any of the provisions of the Certificate of Incorporation or the By-Laws of NAI Direct;

          (2) Authorize or create, or increase the number of authorized shares of any stock of any class, or any security convertible into stock of a class;

          (3) Adopt and implement any strategic and operating plans that materially change the business of NAI Direct or that involve the entry of NAI Direct into a business not currently conducted by NAI Direct, except as contemplated by this Agreement;

          (4) Make or commit any capital expenditures of amounts exceeding in the aggregate 20% of NAI Direct's net worth;

          (5) Reorganize, recapitalize, register its stock under the U.S. Federal securities laws, enter, offer or sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or

          (6) merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of NAI Direct is disposed of;

          (7) Redeem, purchase or otherwise acquire, directly or indirectly any shares of NAI Direct's capital stock or any option, warrant or other

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               right to purchase or acquire any such shares except as provided in ARTICLE 2 OR 3;

          (8) Grant or issue any stock options or other convertible securities at below fair market value on the date of grant except as provided in SECTION 1.1;

          (9) Declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to NAI Direct's capital stock;

          (10) Except in the ordinary course of NAI Direct's business, voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) valued in excess of $250,000;

          (11) Except in the ordinary course of NAI Direct's business, grant or make any mortgage or pledge or subject NAI Direct or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due;

          (12) Create, incur, or assume any liability or indebtedness in an aggregate amount exceeding 20% of NAI Direct's net worth;

          (13) Guaranty the obligation of any third party;

          (14) Grant any increase in the compensation payable or to become payable to directors or officers (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing, incentive option or other plan or commitment) that is 20% greater than the prior year;

          (15) Alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

          (16) Enter into any commitment or transaction other than in the ordinary course of business valued in excess of $250,000;

         Approval of any of the actions listed in items 1, 2, 3, 5, 6, 7, 9, 10, or 14 will require the approval of at least 3/4 of the Directors of NAI Direct.

         Due to the relationship of NAI Direct with NAI and WWWX, NAI and WWWX each are entitled to reasonable access to all books and records of NAI Direct.

7. MISCELLANEOUS

     7.1 RESTRICTION ON NAI DIRECT SHARES. The certificates of stock of NAI Direct issued to the Parties shall bear the following endorsement:

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                  "The shares of stock represented by this certificate are
                  subject to all of the terms of a shareholders agreement dated the 23rd day of September 1999 , a copy of which is on file at the office of the Corporation.

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 (the `ACT') or any applicable state securities law. These shares may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Act or an opinion of the Corporation's counsel that registration is not required under the Act."

     7.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE. THE PARTIES AGREE TO WAIVE A JURY TRIAL IN ANY PROCEEDING BROUGHT TO ENFORCE ANY TERMS OF THIS AGREEMENT.

     7.3 SURVIVAL. Nothing contained in this SECTION 7.3 shall affect or impair any rights or obligations arising prior to the time of termination of this Agreement or which may arise by an event causing the termination of this Agreement. The covenants contained in ARTICLES 4 AND 5 above shall survive the termination of this Agreement for 2 years.

     7.4 NOTICE. Any notice or other communication shall be in writing and shall be deemed effective:

          (1) Upon personal delivery, if delivered by hand and followed by notice by mail of facsimile transmission;

          (2) Three (3) days after deposit in the United States mail by certified or registered mail, return receipt requested, postage prepaid;

          (3) The date of delivery by Federal Express or other nationally recognized courier service and shall be addressed to such Party's address shown on such Party's signature page.

     7.5 AMENDMENT. This agreement may only be amended by an instrument in writing signed by the RQ and the Shareholders holding not less than 75% of the remaining shares.

     7.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected, but rather, shall be enforced to the extent permitted by law.

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     7.7  ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and incorporates all prior discussions, negotiations and agreements.

     7.8 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement may not be assigned by any Shareholder without the prior written consent of NAI Direct or RQ. This Agreement shall be binding upon and inured to the benefit of the parties hereto, their respective successors, heirs, permitted assigns and legal representatives. In the event of a transfer of the shares of stock in accordance with this Agreement, the transferring Shareholder acknowledges that the transfer shall not be effective until such time as the purchasing party acknowledges that it shall be bound by the terms and conditions of this Agreement.

     7.9 CONDITIONS OF SALE. In the event of a transfer of shares in accordance with this Agreement, the selling Shareholder acknowledges that the transfer shall not be effective until such time as the purchasing party acknowledges that it shall be bound by the terms and conditions of this Agreement.

     7.10 EXECUTION BY SHAREHOLDERS. Agreement to be Bound. Each Shareholder that executes and delivers to RQ and NAI Direct a signature page to this Agreement after the date hereof and is identified as a Shareholder on such signature page, which signature page shall be dated its date of execution, shall (i) be deemed to be a Shareholder for all purposes hereof as of the date such Shareholder executes and delivers such signature page, and (ii) be deemed to have agreed to be bound by all of the terms and provisions of this Agreement.

     7.11 COUNTERPARTS. This Shareholders' Agreement may be executed in counterparts, all of which taken together shall constitute one and the same Shareholders' Agreement.

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IN WITNESS WHEREOF, the Parties hereto have set their hands as of the date first above written.

                                            REAL QUEST, INC.

                                            BY: ___________________________

                                              Name:  Jeffrey Finn
                                              Title: President and COO

                                            NOTICE ADDRESS:
                                              P. O. Box 950
                                              572 US Route 130
                                              Hightstown, NJ  08520

                                            NAI DIRECT, INC.

                                            BY: ____________________________

                                              Name:  Gerald C. Finn
                                              Title: Chief Executive Officer

                                            NOTICE ADDRESS:
                                              P. O. Box 950
                                              572 US Route 130
                                              Hightstown, NJ  08520

                                            SHAREHOLDERS:

                                            BY: __________________________

                                              Name:  Gerald C. Finn

                                            NOTICE ADDRESS:
                                              P. O. Box 950
                                              572 US Route 130
                                              Hightstown, NJ  08520

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                                            BY: __________________________

                                              Name:  Jeffrey Finn

                                            NOTICE ADDRESS:
                                              P. O. Box 950
                                              572 US Route 130
                                              Hightstown, NJ  08520

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